EXHIBIT 10.49

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of February 14, 2003, by and between INFONOW CORPORATION (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated February 15, 2002, as amended by a Loan Modification Agreement dated August 14, 2002, and as may be further amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000) and a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Effective as of the date of this Loan Modification Agreement, the first sentence in item "(a)" of Section 2.2 entitled "Interest Rate and Payments on Committed Revolving Line" is hereby amended to read as follows:

               Advances accrue interest on the outstanding principal balance at a per annum rate of 1 percentage point above the Prime Rate.

          2. The following terms as defined in Section 13.1 entitled "Definitions" are hereby amended to read as follows:

               "Basic Rate" is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day the Loan Supplement is prepared, plus (b) the Loan Margin.

               "Commitment Termination Date" is February 14, 2004.

               "Loan Margin" is 587 basis points.

               "Revolving Maturity Date" is February 13, 2004.

               "Treasury Note Maturity" is 36 months.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Five Thousand Dollars ($5,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

INFONOW CORPORATION                         SILICON VALLEY BANK


By: /s/ Harold R. Herbst                    By: /s/ Kevin L. Grossman
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Name: Harold R. Herbst                      Name: Kevin L. Grossman
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Title: EVP - CFO                            Title: SVP
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